SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of
the Securities Exchange Act of 1934

Date of report (Date of earliest event reported):
November 16, 2009

Axion International Holdings, Inc.
(Exact Name of Registrant as Specified in Charter)

Colorado (State or Other Jurisdiction of Incorporation)	000-13111 (Commission File Number)	84-0846389 (IRS Employer Identification No.)

180 South Street, Suite 104, New Providence, New Jersey  07974
(Address of Principal Executive Offices, including Zip Code)

Registrant's telephone number, including area code: (908) 524-0888

665 Martinsville Road, Basking Ridge, New Jersey 07920
(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01	Entry into a Material Definitive Agreement

Item 3.02	Unregistered Sales of Equity Securities

On November 16, 2009, Axion International Holdings, Inc. (the “Company”) accepted an investment of $410,000 for 200,000 restricted common shares, or $2.05 per share, and 20,000 3-year warrants, exercisable at $2.91 per share. This was the second  investment made by an accredited investor who had previously invested $975,000 in September, 2009, to acquire 500,000 restricted common shares, or $1.95 per share, among other securities, as reported by Registrant in a current report on Form 8-K filed with the Commission on October 1, 2009. For this second investment, the Company paid a placement fee to Newbridge Securities Corp. of $8,200 and 20,000 3-year warrants, also at the exercise price of $2.91 per share. This investment acknowledges the investor’s willingness to support the Company’s expanding business. The Company embraces this investment as part of its strategic planning growth initiatives which must compensate for the current U.S. banking system’s  reluctance to provide alternative financing to the business economy.

The issuance of these Company securities is being made in reliance upon the exemptions from the registration requirements of the Securities Act of 1933, as amended in reliance upon Rule 506 of Regulation D promulgated thereunder and Section 4(2) thereof

Item 9.01	Financial Statements and Exhibits

Exhibits

10.18	Form of Securities Purchase Agreement, dated as of November 16, 2009, by and between, the Company and Purchaser, with Warrant as an Exhibit.

Signatures

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: November 20, 2009

AXION INTERNATIONAL HOLDINGS, INC.

By:	/s/ James Kerstein
Name: James Kerstein Title: Chief Executive Officer